CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2/A of our report dated March 31, 2005, relating to the financial statements of Stronghold Technologies, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
January 16, 2005